UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

Date of Report (Date of earliest event reported): October 3, 2013

OAKRIDGE INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	--------	98-0648307
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 5, Level 2, Malcolm Reid Building, 187 Rundle Street, Adelaide SA 5000 Australia	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+61 8 8120 0248

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant

On September 30, 2013, the Company engaged MaloneBailey, LLP, an independent U.S. CPA firm, as its new independent accountants, commencing with the audit for the fiscal year ended June 30, 2013. The decision to change independent accountants was approved by the Board of Directors of the Company.

Albert Wong & Co. LLP reported on the Company's financial statements for the years ended June 30, 2012 and 2011. Their opinion did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles but was modified as to a going concern.

At no time during the reports for the two most recent fiscal years, and through the interim period from the date of the last audited financial statements to May 15, 2013, were there any disagreements with Albert Wong & Co. LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Albert Wong & Co. LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit	Description
Exhibit 10.1	Letter of former accountants, Albert Wong & Co., LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2013	OAKRIDGE INTERNATIONAL CORPORATION
By: /s/ Herbert Ying Chiu Lee
Name: Herbert Ying Chiu Lee
Title: Director

EXHIBIT 10.1
LETTER FROM ALBERT WONG & CO. LLP
October 3, 2013 Office of the Chief Accountant SECPS Letter File Mail Stop 9-5 Securities and Exchange Commission 450 Fifth Street, N.W. Washington, D.C. 20549 Re: Oakridge International Corporation
Dear Sirs/Madams:

We have read the statements that we understand Oakridge International Corporation will include under Item 4.01 of the Form 8-K report, dated September 26, 2013, it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ Albert Wong &Co. LLP
Certified Public Accountants